Exhibit 99.1

ADHESION HOLDINGS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

REPORT OF INDEPENDENT AUDITORS

Audit Committee

Adhesion Holdings, Inc.

Omaha, Nebraska

We have audited the accompanying consolidated balance sheets of Adhesion Holdings, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of net loss, shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Adhesion Holdings, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Fort Wayne, Indiana

August 17, 2011

ADHESION HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2010 and 2009

(Amounts in thousands except share data)

	2010	2009
ASSETS
Current assets:
Cash	$443	$1,153
Accounts receivable, less allowance for doubtful accounts of $312 and $263 at December 31, 2010 and 2009, respectively	18,353	21,773
Inventories	15,031	12,249
Prepaid expenses	1,382	1,030
Deferred taxes	912	669
Other receivables	2,686	3,223

Total current assets	38,807	40,097

Property, plant and equipment
Factory and leasehold	6,970	5,738
Machinery and equipment	69,988	64,310
Furniture and office equipment	2,717	1,941

	79,675	71,989
Less accumulated depreciation and amortization	22,245	12,221

	57,430	59,768

Deferred financing costs, net of accumulated amortization of $8,311 and $4,944 at December 31, 2010 and 2009, respectively	11,787	14,991
Deferred taxes	15,353	15,655
Investment in joint venture	27,421	23,959
Goodwill	66,464	66,702
Intangible assets, net of accumulated amortization of $17,044 and $9,596 at December 31, 2010 and 2009, respectively	113,214	118,767
Other non-current assets	406	387

Total assets	$330,882	$340,326

See accompanying notes to the consolidated financial statements.

	2010	2009
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Bank overdraft	$2,845	$5,539
Accounts payable	5,702	8,556
Current maturities of long-term debt	2,903	3,504
Deferred taxes	441	749
Other accrued expenses	4,909	5,236

Total current liabilities	16,800	23,584

Revolving line of credit	5,900	4,400
Long-term debt, less current maturities	224,620	226,089
Accrued interest payable, long-term	4,286	2,616
Deferred taxes	32,238	34,580
Other non-current liabilities	228	153

Total non-current liabilities	267,272	267,838

Total liabilities	284,072	291,422

Shareholders’ equity:
Common stock, $.0001 par value; 2,000,000 shares authorized, 1,941,020 and 1,936,289 issued and outstanding at December 31, 2010 and 2009, respectively	1	1
Additional paid in capital	226,289	226,053
Accumulated other comprehensive gain	2,010	389
Accumulated deficit	(181,490)	(177,539)

Total shareholders’ equity	46,810	48,904

Total liabilities and shareholders’ equity	$330,882	$340,326

See accompanying notes to the consolidated financial statements.

ADHESION HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF NET LOSS

For the years ended December 31, 2010 and 2009

(Amounts in thousands except share data)

	2010	2009
Net sales	$208,199	$193,746

Cost of sales	161,313	150,192

Gross profit	46,886	43,554

Selling, general and administrative expenses	31,823	32,550
Amortization related to the impairment of goodwill and trademarks	—	191,172

Total selling, general and administrative expenses	31,823	223,722

Income (loss) before other income (expense)	15,063	(180,168)

Other income (expense):
Other income	3,947	1,689
Equity in undistributed earnings of joint venture	1,321	821
Gain on extinguishment of debt	—	792
Interest income	4	13
Foreign currency transaction gains	1,303	3,756
Interest expense	(28,505)	(29,873)

Total other expense	(21,930)	(22,802)

Loss before benefit from income taxes	(6,867)	(202,970)
Benefit from income taxes	(2,916)	(38,366)

Net loss	$(3,951)	$(164,604)

See accompanying notes to the consolidated financial statements.

ADHESION HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

For the years ended December 31, 2010 and 2009

(Amounts in thousands except share data)

	Preferred Stock		Common Stock		Additional Paid - In Capital	Accumulated Deficit	Accumulated Other Comprehensive Gain (loss)	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance at January 1, 2009	165,600	$—	1,000,000	$1	$183,999	$(23,277)	$(1,198)	$159,525

Recapitalization of Common Stock	(165,600)	—	—	—	1	—	—	1
Common stock issued	—	—	936,289	—	42,053	—	—	42,053

Net loss	—	—	—	—	—	(164,604)	—	(164,604)

Other comprehensive loss:
Unrealized foreign currency translation gain	—	—	—	—	—	—	1,587	1,587

Total comprehensive loss								(163,017)

Cancellation of accrued dividends	—	—	—	—	—	10,342	—	10,342

Balance at December 31, 2009	—	—	1,936,289	1	226,053	(177,539)	389	48,904

Common stock issued	—	—	4,731	—	142	—	—	142
Expense related to stock options	—	—	—	—	94	—	—	94

Net loss	—	—	—	—	—	(3,951)	—	(3,951)

Other comprehensive loss:
Unrealized foreign currency translation gain	—	—	—	—	—	—	1,621	1,621

Total comprehensive loss								(2,330)

Balance at December 31, 2010	—	$—	1,941,020	$1	$226,289	$(181,490)	$2,010	$46,810

See the accompanying notes to the consolidated financial statements.

ADHESION HOLDINGS, INC.

CONSOLIDATED STATEMENTS CASH FLOWS

For the years ended December 31, 2010 and 2009

(Amounts in thousands except share data)

	2010	2009
Cash flows from operating activities
Net loss	$(3,951)	$(164,604)
Adjustments to reconcile net loss to net cash provide by operating activities:
Depreciation and amortization	20,396	18,953
Amortization related to the impairment of goodwill and trademarks	—	191,178
(Gain) loss on sale of fixed assets	(47)	452
Compensation expense related to stock options and stock grants	236	—
Provision for uncollectible accounts	49	15
Equity in undistributed net earnings of joint venture	(1,321)	(821)
Deferred income taxes	(3,040)	(36,506)
Foreign currency transaction gains	(1,303)	(3,756)

Changes in operating assets and liabilities, net of the effects of the acquisition of Southern Atlantic Label Co., Inc. in 2009:
Accounts receivable	3,909	3,376
Inventories	(2,782)	3,045
Prepaid expenses and other assets	(314)	1,434
Accounts payable	(2,854)	(975)
Accrued expenses and other liabilities	1,418	19

Cash provided by operating activities	10,396	11,810

Cash flows from investing activities
Purchase of Southern Atlantic Label Co., Inc., net of cash acquired	—	(9,653)
Purchases of property and equipment	(7,002)	(13,067)
Proceeds from the sale of property and equipment	65	915
Investments in joint ventures	—	(1,950)

Cash used for investing activities	(6,937)	(23,755)

Cash flows from financing activities
Increase (decrease) in bank overdraft	(2,694)	4,494
Proceeds from common stock issued	—	42,053
Proceeds from revolving line of credit	1,526	3,900
Principal payments on senior term debt	(1,503)	(16,496)
Principal payments on subordinated debt	—	(17,045)
Issuance of shareholder note	(56)	(100)
Principal payments on capital lease obligations	(1,890)	(1,767)

Net cash (used for) provided by financing activities	(4,617)	15,039

Net change in cash	(1,158)	3,094

Effects of exchange rate changes on cash	448	(2,541)

Cash, beginning of year	1,153	600

Cash, end of year	$443	$1,153

See the accompanying notes to the consolidated financial statements.

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

As of December 31, 2010 and 2009

(Amounts in thousands except share data)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations: The Company manufactures prime, pressure sensitive labels for the food, beverage, consumer products, wine and spirits and healthcare industries located in North and South America.

Principles of Consolidation: The consolidated financial statements of Adhesion Holdings, Inc. (the “Company”) and subsidiaries include LabelCorp Holdings, Inc. the 100% owner of York Tape and Label, LLC, Industrial Label Corporation, Asheville Acquisition Corp, LLC, PSC Acquisition Company, LLC, Cameo Sonoma Ltd., LSK Label, Inc., Southern Atlantic Label Co., Inc. (“SAL”) and LabelCorp Management, Inc.

Also included is LabelCorp’s 100% ownership of LabelCorp International, LLC, which owns a 50% interest in Cameo-Marinetti, a Chilean joint venture. The consolidated financial statements of Adhesion Holdings, Inc. also include its 100% owned subsidiary, York Label Canada, and its subsidiaries, Cameo Crafts, Corpco and 120635 Canada, Inc.

The Company records its investment in subsidiary balances at fair value on the date of the acquisition. The results of operations are included in the Company’s consolidated income statement from the date of acquisition.

All significant intercompany account balances and transactions are eliminated in consolidation.

Revenue Recognition: Revenue is recognized upon shipment of product, except in the case of supplier-managed inventory (SMI). Revenue for SMI is recognized at the time the customer releases product from inventory.

Accounts Receivable: Accounts receivable (“receivables”) recorded in the financial statements represent bona fide claims against debtors for sales or other charges arising on or before the balance sheet date and are not subject to discount. Service charges are assessed on accounts not collected within their stated terms. Receivables classified as current do not include any material amounts that are collectible after one year. Based principally on historical losses, aging from invoice dates, and prevailing economic conditions, the Company reduces recorded receivables to their estimated net realizable value by a valuation allowance and charge to current earnings. When specific accounts are deemed uncollectible, in whole or in part, such amounts are removed from the accounts. As of December 31, 2010 and 2009, substantially all of the Company’s recorded receivables are pledged as collateral for the Company’s revolving credit agreement.

Inventories: Inventories are stated at the lower of cost, first-in, first-out (FIFO) method or market.

Property, Plant and Equipment: Property, plant and equipment is recorded at acquisition cost and depreciated utilizing the straight-line method over the estimated useful lives of the assets. The costs and related accumulated depreciation are removed from the accounts for assets retired from service and a gain or loss on disposition is recorded in income when realized.

Property, plant and equipment were recorded at fair market value of $1,531 for the acquisition of SAL in 2009. See Note 2 for further detail. All subsequent purchases are recorded at cost.

Deferred Financing Costs: Such costs associated with the term debt are being amortized using the effective interest method. Such costs associated with the revolving debt are being amortized using the straight-line method.

(Continued)

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

As of December 31, 2010 and 2009

(Amounts in thousands except share data)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Goodwill: Goodwill is assessed at least annually for impairment with any such impairment recognized in the current results of operations. See Note 4 for the results of the ASC 350 valuation analysis completed during the years ended December 31, 2010 and 2009.

Other Intangible Assets: Other intangible assets include customer relationships, non-compete agreements, trademarks, patents and technology. The intangible assets, except trademarks, are being amortized using the straight-line method over their estimated benefit period. The estimated benefit periods range from 36 months to 16 years. See Note 4 for the results of the ASC 350 valuation analysis completed during the years ended December 31, 2010 and 2009.

Income Taxes: Deferred income taxes are provided for the temporary differences between the financial reporting basis and the income tax reporting basis of the Company’s assets and liabilities. Deferred income taxes result primarily from differing asset basis resulting from purchase accounting step up for financial reporting purposes, the use of differing depreciation methods for financial and tax reporting purposes, certain expense accruals which are not deductible for tax purposes until paid, and net operating loss carryforwards. See Note 6 for further detail.

Comprehensive Income: The Company reports comprehensive income in accordance with ASC 220, which establishes standards for reporting and displaying comprehensive income and its components in financial statements.

Estimates: The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include fair value of net assets acquired, fair value of goodwill and trademarks and other intangible assets, and realizability of temporary differences on deferred taxes. It is reasonably possible these estimates may change and the effect may be material.

Concentrations of Risk: Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and accounts receivable. The Company places its cash in high quality financial institutions. The Federal Deposit Insurance Corporation (FDIC) and The Canada Deposit Insurance Corporation (CDIC) insure financial institutions’ depositors up to $250 and C$100, respectively. Non-interest bearing accounts are insured by the FDIC up to an unlimited amount through December 31, 2012 but the Company is subject to the CDIC limits. At various times during the period, the Company maintains deposits in excess of this limit. The Company does not believe it is significantly vulnerable to certain business concentrations with respect to suppliers, products, markets, or geographic areas with risk of a near-term severe impact.

Stock Options: The Company accounts for its stock option plans under ASC 718, which requires measurement and recording in the financial statements of the costs of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award, recognized over the period during which an employee is required to provide services in exchange of such award. See Note 8 for further detail.

(Continued)

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

As of December 31, 2010 and 2009

(Amounts in thousands except share data)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Fair Value of Financial Instruments: Cash, accounts receivable and accounts payable are reflected in the financial statements at historical value, which approximates fair value, because of the short-term duration of these instruments. The carrying values of the revolving line of credit and the long-term debt, excluding subordinated debt, approximate fair values, as the notes bear interest at rates which are available to the Company, for notes with similar terms and maturities. The Company believes it is not practicable to determine the fair value of its Subordinated debt. Unlike typical long-term debt, interest rates and other terms for subordinated debt are not readily available and generally involve a variety of factors, including due diligence by the debt holders. As such, it is not practicable to determine the fair value of the subordinated debt without incurring excessive cost. Although it is not practicable to determine the fair value of the Subordinated debt, the Company has experienced a decrease in its operating results since the agreement was entered into. However, interest rates have not changed and management believes there have been no changes in its credit status. As such, management believes the fair value of the subordinated debt approximates its carrying amount.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

•	Level 1: Quoted prices (unadjusted) or identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

•

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

•	Level 3: Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The Company used the following methods and significant assumptions to estimate the fair value of items which are measured on a non-recurring basis:

Goodwill: During 2009, goodwill was written down to fair value of $66,702 using the market approach, which includes comparables to other companies and a discounted cash flow analysis, adjusted for other specific entity assumptions made by management, and is classified within Level 3 of the fair value hierarchy. The resulting impairment charge was included in earnings for the year.

Trademarks: During 2009, trademarks were written down to fair value of $32,804 using the income approach, which includes measuring the asset’s value based upon it’s licensing potential and utilizing a discounted cash flow analysis, adjusted for other specific entity assumptions made by management, and are classified within Level 3 of the fair value hierarchy. The resulting impairment charge was included in earnings for the year.

(Continued)

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

As of December 31, 2010 and 2009

(Amounts in thousands except share data)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Foreign Currency Translation: The U.S. dollar is considered the reporting currency while the Canadian dollar is the functional currency of the Company’s Canadian subsidiaries. All Canadian currency asset and liability amounts are re-measured into U.S. dollars at end-of-period exchange rates, except for the income statement which is re-measured at average exchange rates prevailing during the period. The translation gains or losses are included in other comprehensive income or loss on the financial statements.

The Company’s net investment in its Chilean joint venture is translated into U.S. dollars at exchange rates in effect at the end of the period. Income from the Chilean joint venture is translated at average exchange rates prevailing during the period. The resulting translation gains and losses are recorded through accumulated other comprehensive income on the financial statements.

Foreign currency transaction gains or losses related to currencies settled or denominated in currencies other than the functional currency are included in the consolidated statements of net loss. Foreign currency transaction gains included in the consolidated statements of net loss were $1,303 in 2010 and $3,756 in 2009, respectively

Subsequent events: Management has performed an analysis of the activities and transactions subsequent to December 31, 2010 to determine the need for any adjustments to and/or disclosures within the audited financial statements for the year ended December 31, 2010. Management has performed their analysis through August 17, 2011, the date the financial statements were available to be issued. No additional adjustments and/or disclosures were deemed necessary.

Supplemental cash flow information: Supplemental disclosures of cash flow information for the years ended December 31, 2010 and 2009 are as follow:

Cash paid (received) during the year for:

	2010	2009
Interest	$26,603	$24,673
Income taxes	120	(101)

Non-cash transactions:

	2010	2009
Cancellation of accrued dividends	$—	$10,342

Reclassification: Certain prior year amounts have been reclassified to conform to the current year presentation.

(Continued)

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

As of December 31, 2010 and 2009

(Amounts in thousands except share data)

NOTE 2 – COMPANY ACQUISITIONS

On December 31, 2009, the Company acquired SAL as part of their continued aggressive growth strategy. Financing for the acquisition of SAL (the “Acquisition”) was provided through cash payments funded by the stockholders of the Company.

The assets acquired and liabilities assumed were recorded at estimated fair values as determined by the Company’s management based on information currently available and on current assumptions as to future operations. The Company has obtained independent appraisals of the fair values of the acquired inventories and property, plant and equipment. The Company also obtained an independent valuation for the intangible assets related to customer relationships and technology. Goodwill was recorded based on the excess of the price paid over the fair market value of the net assets acquired. Internal acquisition costs of $1,322 were expensed following the Acquisition. The results of operations for the Acquisition have not been included in the 2009 financial statements as the Acquisition occurred after close of business on the last day of the 2009. The Company has no amortizable tax goodwill amounts generated by the Acquisition.

The Acquisition was accounted for using the purchase method of accounting and consisted of the following:

2009
Cash	$396
Accounts receivable	1,954
Property, plant and equipment	1,531
Inventories	1,211
Prepaid expenses and other current assets	11
Goodwill	4,117
Other intangibles	4,947

14,167
Less:
Liabilities assumed	(1,968)
Deferred tax liability	(2,150)

(4,118)

Purchase price	$10,049

(Continued)

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

As of December 31, 2010 and 2009

(Amounts in thousands except share data)

NOTE 3 – INVENTORIES

Inventories consisted of the following at December 31, 2010 and 2009:

	2010	2009
Raw materials	$6,087	$5,510
Work in process	2,464	2,207
Finished goods	6,930	4,918
Equipment	461	389

	15,942	13,024
Less reserve for obsolescence	911	775

	$15,031	$12,249

NOTE 4 – GOODWILL AND INTANGIBLES

The components of goodwill and intangibles as of December 31, 2010 and 2009 are as follows:

	Amortized Intangibles				Unamortized Intangibles
	Customer Relationships	Covenants not-to- compete	Patents	Technology	Trademarks	Goodwill	Total
Cost as of January 1, 2009	$85,726	$478	$120	$—	$61,905	$221,255	$369,484
Assets acquired during the year	4,900	—	—	47	—	4,117	9,064
Effects of foreign currency exchange on gross intangibles	4,267	21	—	—	1,410	8,402	14,100
Impairment charge	—	—	—	—	30,511	167,072	197,583

Cost as of December 31, 2009	94,893	499	120	47	32,804	66,702	195,065

Accumulated amortization at January 1, 2009	2,631	63	5	—	—	—	2,699
Effect of foreign currency exchange on amortization	138	4	—	—	—	—	142
Amortization expense	6,577	166	12	—	—	—	6,755

Accumulated amortization at December 31, 2009	9,346	233	17	—	—	—	9,596

Net intangibles at December 31, 2009	$85,547	$266	$103	$47	$32,804	$66,702	$185,469

Cost as of December 31, 2009	$94,893	$499	$120	$47	$32,804	$66,702	$195,065
Purchase price adjustments to goodwill	—	—	—	—	—	(238)	(238)
Effects of foreign currency exchange on gross intangibles	1,638	8	—	—	249	—	1,895

Cost as of December 31, 2010	96,531	507	120	47	33,053	66,464	196,722

Accumulated amortization at December 31, 2009	9,347	233	17	—	—	—	9,597
Effect of foreign currency exchange on amortization	96	2	—	—	—	—	98
Amortization expense	7,157	171	12	9	—	—	7,349

Accumulated amortization at December 31, 2010	16,600	406	29	9	—	—	17,044

Net intangibles at December 31, 2010	$79,931	$101	$91	$38	$33,053	$66,464	$179,678

(Continued)

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

As of December 31, 2010 and 2009

(Amounts in thousands except share data)

NOTE 4 – GOODWILL AND INTANGIBLES, Continued

Amortized intangibles are being amortized using the straight-line method over 13 - 16 years for customer relationships, 3 years for covenants not-to-compete, 7 - 13 years for patents and 5 years for technology. No amortized intangibles were acquired during 2010. The weighted-average amortization for all amortized intangibles acquired during 2009 is 15.9 years. Amortization expense aggregated $7,349 and $6,755 for the years ended December 31, 2010 and 2009, respectively.

In 2009, factors such as the down-turn in the economy indicated to management that values assigned to trademarks and goodwill may not be recoverable. As a result, management determined that the fair market value was less than their carrying value in accordance with ASC 350 for trademarks and recorded a non-cash impairment loss of $30,511 in 2009. Management also determined that the fair market value was less than their carrying value in accordance with ASC 350 for goodwill and recorded a non-cash impairment loss of $167,072 in 2009. For the year ended 2010, management determined that fair market value was not less than the carrying value and no impairments were noted. See Note 1 for further detail regarding the methodology in determining the fair values assigned for trademarks and goodwill for 2009.

Estimated aggregate annual amortization expense for each of the next five years and thereafter is as follows:

2011	$7,207
2012	7,106
2013	7,106
2014	7,106
2015	7,095
Thereafter	44,541

$80,161

NOTE 5 – LONG-TERM DEBT

The Company maintains a credit agreement (“Credit Agreement”) with a commercial bank, which provides for revolving lines of credit of $20,700 and C$1,800 as of December 31, 2010 and 2009. Interest is charged on individual borrowings at the bank’s base rate plus the bank’s applicable margin. The effective rate on the revolving line of credit borrowings was 7.75% at December 31, 2010 and 2009. In addition, a 0.75% commitment fee is payable quarterly on the unused revolver balance as of December 31, 2010 and 2009. Outstanding borrowings under this agreement aggregated $5,900 and $4,400 at December 31, 2010 and 2009, respectively. These amounts are classified as long-term borrowings, as the Credit Agreement expires August 8, 2013, at which time the Company intends to refinance the agreement. On May 27, 2011, the Company amended its then existing Credit Agreement, which is described further on page 14.

As described in the subsequent paragraphs, certain credit agreements have interest deferred, which is capitalized as part of the outstanding note principal. Accrued interest payable for the years ended December 31, 2010 and 2009 was $4,286 and $2,616, respectively.

(Continued)

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

As of December 31, 2010 and 2009

(Amounts in thousands except share data)

NOTE 5 – LONG-TERM DEBT, Continued

On August 13, 2009, the Company amended the terms of the Credit Agreement. Besides adjusting the debt covenants and increasing rates 0.5% for the senior debt, the Company paid $15,000 on its senior debt and also paid $15,000 on its subordinated debt. Because of the substantial prepayments, the Company received a $2,045 forgiveness of subordinated debt. Accounting for the modification in accordance with ASC 470 resulted in a gain of $792, due to expense of certain fees paid and write-off of existing deferred financing costs.

Other long-term debt at December 31, 2010 as adjusted for the amendment on May 27, 2011 consisted of the following:

	2010	2009
Senior term notes, principal and interest paid quarterly ($313 and C$61 per quarter at December 31, 2010 and 2009) with interest at the LIBOR or Bank’s Base Rate plus applicable margin (ranging from 5.7% to 7.75% at December 31, 2010 and 2009) through August 8, 2014 with all unpaid principal and interest due at that time.	$146,380	$146,639

Subordinated term notes, interest paid quarterly, with interest at the LIBOR or Bank’s Base Rate plus applicable margin (ranging from 13.5% to 14.5% at December 31, 2010 and 2009), through March 31, 2013 with all unpaid principal and interest due at that time.	78,555	78,555

Various capital lease obligations, with principal and interest (ranging from 6.24% to 11.8% at December 31, 2010 and December 31, 2009) payable in various monthly installments through November 2012.	2,588	4,399

	227,523	229,593
Less current maturities	2,903	3,504

	$224,620	$226,089

(Continued)

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

As of December 31, 2010 and 2009

(Amounts in thousands except share data)

NOTE 5 – LONG-TERM DEBT, Continued

The Credit Agreement is collateralized by substantially all assets and common stock of the Company. In accordance with the terms of the Credit Agreement, the Company must, among other things, maintain specified levels of minimum Adjusted EBITDA and specified debt service coverage and total debt to EBITDA ratios. The Company was in compliance with all covenants as of December 31, 2010. Lastly, the Company had no standby letters of credit at December 31, 2010 and one standby letter of credit outstanding at December 31, 2009 for $66.

On May 27, 2011, the Company amended its then existing Credit Agreement. Accounting for the transaction has been made in accordance with ASC 470 and resulted in a loss of $13,569 in 2011, due to expense of certain fees paid and the write-off of existing deferred financing costs. The new Credit Agreement is secured by all assets and common stock of the company. In accordance with the terms of the Credit Agreement the Company must, among other things, maintain specified levels of certain financial ratios and annual capital expenditures limitations.

The financing agreement includes the following:

First Lien term loan of $160,000, principal and interest paid quarterly ($400 per quarter beginning September 30, 2011) with interest at the LIBOR or Bank’s Base Rate plus applicable margin (ranging from 6.25% to 7.00% at June 30, 2011) through May 27, 2017 with all unpaid principal and interest due at that time

Second Lien term loan of $90,000, interest paid quarterly with interest at the LIBOR or Bank’s Base Rate plus applicable margin (ranging from 12.75% to 13.75% at June 30, 2011) through November 27, 2017 with all unpaid principal and interest due at that time

Revolving lines of credit of $25,000, interest charged at the bank’s base rate plus the banks applicable margin. (7.00% at June 30, 2011). In addition, a 0.50% commitment fee is payable quarterly on the unused revolver balance. Outstanding borrowings under this agreement aggregated $4,200 at June 30, 2011. These amounts are classified as long-term borrowings, as the credit agreement expires May 27, 2017.

Maturities of long-term debt based on the financing agreement closed on May 27, 2011 are due as follows:

2011	$2,903
2012	2,589
2013	1,600
2014	1,600
2015	1,600
Thereafter	242,800

$253,092

Lastly, current and long-term debt as shown on the balance sheet has been updated to reflect the revised maturities above.

(Continued)

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

As of December 31, 2010 and 2009

(Amounts in thousands except share data)

NOTE 6 – INCOME TAXES

The benefit from income taxes consists of the following on December 31, 2010 and 2009:

	2010	2009
Federal
Current	$—	$305
Deferred	(655)	(31,619)
Less: valuation allowance	308	—

	(347)	(31,314)
State
Current	108	—
Deferred	(47)	—
Less: valuation allowance	27	(3,852)

	88	(3,852)
Foreign
Current	—	—
Deferred	(2,657)	(3,200)

	(2,657)	(3,200)

Total benefit from income taxes	$(2,916)	$(38,366)

A reconciliation of the statutory income tax rate to the Company’s effective income tax rate at December 31, 2010 and 2009 is as follows:

	2010	2009
Tax computed at U.S. statutory rate	$(2,335)	$(69,010)
Impact of foreign rate difference	111	4,506
Permanent items, primarily goodwill	48	27,397
State income tax, net of federal benefit	(31)	(2,439)
Change in income tax rate	—	855
Provincial income tax	(382)	268
Valuation allowance	335	—
Other - including changes in estimates	(662)	57

Total benefit from income taxes	$(2,916)	$(38,366)

(Continued)

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

As of December 31, 2010 and 2009

(Amounts in thousands except share data)

NOTE 6 – INCOME TAXES, Continued

	2010	2009
U.S. deferred tax assets - current	$912	$669

U.S. deferred tax assets - noncurrent	15,688	15,655
Less: valuation allowance	(335)	—

Total deferred tax assets - noncurrent	15,353	15,655

Net deferred tax assets	16,265	16,324

U.S. deferred tax liability - current	(441)	(749)

U.S. deferred tax liability - noncurrent	(26,254)	(26,614)
Foreign deferred tax liability - noncurrent	(5,984)	(7,966)

Total deferred tax liabilities - noncurrent	(32,238)	(34,580)

Total deferred tax liabilities	(32,679)	(35,329)

Total deferred tax liability net of valuation allowance	$(16,414)	$(19,005)

The Company has net operating loss carry forwards of $33,588 and $34,634 at December 31, 2010 and 2009, respectively, related to the U.S. operations of the Company. These losses will begin to expire in 2028. The Company also has net operating loss carry forwards of $12,755 and $7,015 at December 31, 2010 and 2009, respectively, in Canadian dollars related to operations of Canada which will begin to expire in 2028.

Management performs an annual analysis to determine whether it is more likely than not that deferred tax assets booked will be realized through future income. For the year ended 2010, management deemed it prudent to establish a reserve even though the Company was in an overall net deferred tax liability position. Certain deferred tax liabilities were identified that were deemed not able to serve as a source of income for the realization of deferred tax assets. Accordingly, management has established an allowance of $335.

The Company’s intention is to allow undistributed earnings to reinvest in its Canadian subsidiary. Therefore, no temporary difference arises with regards to accounting for income taxes on the undistributed earnings. In the event, the Company elected to change their stance regarding reinvesting, a temporary difference would arise, resulting in the need for a deferred tax. Amounts related to this have not been determined but there are no undistributed earnings at December 31, 2010.

In addition, the Company adopted the provisions of FASB issued ASC 740-10, Accounting for Uncertainty in Income Taxes, as of January 1, 2009. The adoption of this standard had no effect on the Company’s balance sheet as of January 1, 2009. The Company does not expect that changes in the liability for unrecognized tax benefits during the next 12 months will have a significant impact on the Company’s financial position or results of operations. The Company and its subsidiaries are subject to taxation in the U.S. and various states and foreign jurisdictions. The U.S. federal income tax returns have open statute of limitations for the 2006 and subsequent tax years as of December 31, 2010 and 2009. Certain entities of the consolidated group were audited for the year ended December 31, 2007. The 2007 tax year is closed for these entities. State returns have open statue of limitations for 2006 and subsequent tax years as of December 31, 2010 and 2009. Foreign jurisdictions have open statute of limitations for tax years as of December 31, 2005 and subsequent tax years as of December 31, 2010 and 2009. The Company recognizes interest and/or penalties related to income tax matters in income tax expense. The Company did not have any amounts accrued for interest and penalties at December 31, 2010 or 2009.

(Continued)

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

As of December 31, 2010 and 2009

(Amounts in thousands except share data)

NOTE 7 – PREFERRED STOCK

The Company issued 165,600 shares of 15.5% cumulative, non-voting preferred stock on August 8, 2008 as part of the acquisition of LabelCorp Holdings, Inc. The amount of accrued dividends on the preferred shares as of December 31, 2008 was $10,342.

Redemption date was to be determined by various factors including the closing of a public offering or change in control, or upon 30 days written notice from the Company to the shareholders.

During 2009, the Company converted all preferred stock to common stock and cancelled the accrued dividend payout of $10,342. As of December 31, 2010, there is no preferred stock authorized.

NOTE 8 – STOCK BASED COMPENSATION

On August 8, 2008, the Company established a Management Equity Incentive Plan (the “Plan”), subsequently amended and restated as of October 13, 2009, which allows the Company to issue options, stock appreciation rights, restricted stock, dividend equivalents, and other stock-based awards. The compensation cost related to stock grants that has been charged against income for the plan was $122 and $0 for 2010 and 2009, respectively. The total compensation in the income statement for share-based compensation arrangements was $94 and $0 for 2010 and 2009, respectively. The income tax benefit related to the stock based compensation was $46 and $0 for 2010 and 2009, respectively.

The Plan permits the grant of share options and shares to its employees for up to 294,118 shares of common stock. The Company believes that such awards better align the interests of its employees with those of its shareholders. Option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the date of grant; those option awards generally vest based on 5 years of continuous service and have 10-year contractual terms. Share awards generally vest over five years. Certain option and share awards provide for accelerated vesting if there is a change in control (as defined in the “Plan”).

The fair value of each option award is estimated on the date of grant using a closed form option valuation (Black-Scholes) model that uses the assumptions noted in the table below. Expected volatilities are based on historical volatilities of a similar public Company’s common stock. The Company uses historical data to estimate option exercise and post-vesting termination behavior. (Employee and management options are tracked separately.) The expected term of options granted is based on historical data and represents the period of time that options granted are expected to be outstanding, which takes into account that the options are not transferable. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.

	2010	2009
Weighted-average volatility	46.03%	46.08%
Expected dividends	0%	0%
Expected term (in years)	5	5
Risk-free rate	2.30%	2.26%

(Continued)

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

As of December 31, 2010 and 2009

(Amounts in thousands except share data)

NOTE 8 – STOCK BASED COMPENSATION, Continued

A summary of option activity under the Plan as of December 31, 2010 and 2009, and changes during the years then ended is presented below:

Options	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term
Outstanding at January 1, 2009	—	$—
Granted	235,800	162.66
Exercised	—	—
Forfeited or expired	—	—

Outstanding at December 31, 2009	235,800	162.66

Granted	29,700	162.66
Exercised	—	—
Forfeited or expired	(17,250)	162.66

Outstanding at December 31, 2010	248,250	$162.66

Vested and expected to vest	248,250	162.66	8.4 years

Exercisable	43,710	162.66	8.2 years

As of December 31, 2010 and 2009, there was $513 and $601, respectively, of total unrecognized compensation cost related to stock option compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 4.08 years. The weighted-average fair value of stock options vested during the years ended December 31, 2010 was $2.55. No options vested during 2009. The weighted-average grant-date fair value of options granted during 2010 and 2009 was $1.70 and $2.55, respectively.

(Continued)

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

As of December 31, 2010 and 2009

(Amounts in thousands except share data)

NOTE 8 – STOCK BASED COMPENSATION, Continued

On February 3, 2010, the Board of Directors approved a stock grant. The grant was effective February 3, 2010, based on the condition that the employee was still employed with the Company on October 1, 2010. A summary of the status of the Company’s shares of common stock granted as of December 31, 2010 and 2009, and changes during the years ended December 31, 2010 and 2009, is presented below:

Nonvested Shares	Shares	Weighted- Average Grant- Date Fair Value
Nonvested at January 1, 2009	—	$—
Granted	—	—
Vested	—	—
Forfeited	—	—

Nonvested at December 31, 2009	—	—

Granted	4,252	30.00
Vested	4,062	30.00
Forfeited	(190)	30.00

Nonvested at December 31, 2010	—	$—

Vested and expected to vest	4,062	30.00

As of December 31, 2010 and 2009, there was no unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan. All stock grants were granted and vested in 2010.

NOTE 9 – SIGNIFICANT CUSTOMERS

For the years ended December 31, 2010 and 2009, respectively, three customers accounted for approximately 40% and 43% of the Company’s net sales. Accounts receivable from these customers approximated 36% and 37% at December 31, 2010 and 2009, respectively.

NOTE 10 – LEASES

The Company leases its manufacturing plants and office facilities under non-cancelable operating leases. Rents associated with these operating leases approximated $3,811 and $4,211 for 2010 and 2009, respectively. The Company was obligated under various capital leases for manufacturing equipment with cost approximating $9,090 and $8,886 as of December 31, 2010 and 2009, respectively. Accumulated amortization approximated $2,529 and $1,441 as of December 31, 2010 and 2009, respectively. See Note 13 for rent amounts paid to related parties.

(Continued)

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

As of December 31, 2010 and 2009

(Amounts in thousands except share data)

NOTE 10 – LEASES, Continued

Minimum annual lease payments under these leases are as follows at December 31, 2010:

	Operating	Capital
2011	$3,769	$1,727
2012	2,918	989
2013	2,282	—
2014	2,201	—
2015	2,215	—
Thereafter	13,884	—

	27,269	2,716
Less amounts representing interest	—	128

	$27,269	$2,588

NOTE 11 – EMPLOYEE BENEFIT PLANS

The Company has a 401(k) plan that covers all U.S. employees; Canadian employees do not fall under this plan. Employer matching contributions will be made on a discretionary basis either as a uniform percentage or fixed dollar amount. Additional discretionary contributions can also be made as approved by the Board of Directors. During 2010 and 2009, there were no matching or discretionary contributions to the plan. As a result, the Company incurred no expenses related to this plan for the years ended December 31, 2010 and 2009.

NOTE 12 – COMMITMENTS AND CONTINGENT LIABILITIES

The Company entered into a plan with CIGNA Healthcare effective January 1, 2007 whereby CIGNA Healthcare provides certain administrative services and specific and aggregate stop loss coverage. The Company pays a reduced monthly premium. However, the Company is responsible for the funding of all claims up to $75 per individual per policy year and up to approximately $3,000 per year on the group as a whole. A liability of $387 has been recorded at December 31, 2009 to estimate payment of claims pending on that date. During 2010, the Company elected to change healthcare service providers. As a result, there is no liability for claims pending at December 31, 2010. However, the Company has recorded a liability of $680 at December 31, 2010, which represents a plan termination fee of $601 and an estimated claims deficit of $79 both payable to CIGNA in 2011.

(Continued)

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

As of December 31, 2010 and 2009

(Amounts in thousands except share data)

NOTE 13 – RELATED PARTY TRANSACTIONS

The Company leases its plant facility in Omaha from a company owned by a shareholder. The lease requires monthly payments of $20 and $19 as of December 31, 2010 and 2009, respectively growing at 5% annually through September 30, 2012. Rent expense paid to the related company aggregated $231 and $220 for the years ended December 31, 2010 and 2009, respectively.

Minimum annual lease payments under this lease are as follows at December 31, 2010:

2011	$242
2012	188

$430

The Company has a management services agreement with a shareholder. At December 31, 2010 and 2009, the Company had accrued management fees of $0. The Company incurred expenses under this agreement of $1,500 for the years ended December 31, 2010 and 2009.

NOTE 14 – INTEREST RATE SWAPS

The Company has one interest rate cap agreement, in which they are exchanging a variable rate for a fixed rate, capped at 6.0%, on a portion of the debt. The notional amount of the agreement is $35,000 and is set to expire in November 2011. Management of the Company believes the agreement is ineffective and therefore any fluctuation in value would be recorded as an adjustment to income. At December 31, 2010 and 2009, management believes the fair value of the agreement is immaterial to the financial statements and no entries have been recorded.

NOTE 15 – INVESTMENT IN JOINT VENTURE

The Company has a 50% ownership interest in a joint venture (“Cameo-Marinetti”). An additional contribution of $1,950 occurred in 2009 with the ownership percentage remaining the same. The Company’s net investment in this joint venture is denominated in U.S. dollars and is recorded at historical cost plus its share of undistributed earnings from the date of acquisition through December 31, 2010. Cameo-Marinetti reports the results of its operations denominated in Chilean pesos (CLP) which are converted to U.S. dollars using average exchange rates prevailing during the period. The resulting foreign currency translation gains and losses are accumulated as a component of other comprehensive income.

Income and losses from the joint venture is accounted for using the equity method of accounting. The Company reports its share of the undistributed earnings of Cameo-Marinetti as a separate component in the financial statements. The earnings reported for the years ended December 31, 2010 and 2009 in the financial statements were $1,321 and $821, respectively. For the years ended December 31, 2010 and 2009, no dividends were distributed. The Company’s intention is to allow undistributed earnings to reinvest in Cameo-Marinetti. Therefore, no temporary difference arises with regards to accounting for income taxes on the undistributed earnings. In the event the Company elected to change their stance regarding reinvesting, a temporary difference would arise, resulting in the need for a deferred tax. Amounts related to this have not been determined but the undistributed earnings since the Company’s ownership began were $2,661 at December 31, 2010.

(Continued)

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

As of December 31, 2010 and 2009

(Amounts in thousands except share data)

NOTE 15 – INVESTMENT IN JOINT VENTURE, Continued

Summary consolidated financial information for the joint venture is presented as follows:

	2010	2009
Sales	$32,742	$24,370
Operating income	3,699	2,327
Net income	2,651	1,682
Total assets	47,202	36,158
Total equity	20,540	16,280

The change in total equity per above is result of the net income recognized during the year as well as translation.

NOTE 16 – LITIGATION

The Company is subject to various legal proceedings and claims. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position, results of operations or liquidity of the Company.

NOTE 17 – SUBSEQUENT EVENTS

On May 27, 2011, the Company refinanced its Credit Agreement. See Note 5 for further detail on the new debt arrangements.

During July 2011, the Company signed a Letter of Intent with a public company (“Acquirer”) to merge with and into the Acquirer. The Acquirer will pay consideration in an amount yet to be determined. Adhesion Holdings, Inc. will become a 100% owned subsidiary of the Acquirer, if the transaction closes.

(Continued)

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

As of December 31, 2010 and 2009

(Amounts in thousands except share data)

NOTE 18 – MANAGEMENT’S PLAN REGARDING CONTINUING OPERATIONS

The Company has incurred losses in 2010 and 2009 and has a shareholder deficit of $181,490 at December 31, 2010. Future operations of the Company are intended to continue.

Management has prepared projections which indicate that the Company will continue to generate positive cash flows from operations during 2011. The fiscal 2011 projections reflect increase in sales compared to the year ended 2010, and also reflect certain productivity improvements, change inproduct mix, and material and other cost reduction initiatives which management believes will be achieved.

In addition, as discussed in Note 5, the Company refinanced its debt in May of 2011. Under the terms of the refinanced debt, the Company had a total availability under its new line of credit of approximately $18,800 at August 17, 2011.

The Company believes the realization of the operational improvements from the projected savings discussed above and availability to borrow on the existing line of credit will generate sufficient cash flows and provide an adequate source of unused financing capacity to fund operations and service debt obligations at least through the upcoming year.

ADHESION HOLDINGS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

August 8, 2008 through December 31, 2008

REPORT OF INDEPENDENT AUDITORS

Audit Committee

Adhesion Holdings, Inc.

Omaha, Nebraska

We have audited the accompanying consolidated balance sheet of Adhesion Holdings, Inc. as of December 31, 2008 and the related consolidated statements of net loss, shareholders’ equity and cash flow for the period August 8, 2008 through December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Adhesion Holdings, Inc. as of December 31, 2008, and the results of its operations and its cash flows for the period August 8, 2008 through December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Fort Wayne, Indiana

April 28, 2009

ADHESION HOLDINGS, INC.

CONSOLIDATED BALANCE SHEET

December 31, 2008

(Amounts in thousands except share data)

ASSETS
Current assets
Cash	$600
Accounts receivable, less allowance for doubtful accounts of $228	24,396
Inventories	14,084
Prepaid expenses	2,560
Deferred taxes	614
Other receivables	2,119

Total current assets	44,373

Property, plant and equipment
Factory and leasehold	5,362
Machinery and equipment	50,657
Furniture and office equipment	1,516

57,535
Less accumulated depreciation and amortization	3,483

54,052

Deferred financing costs, net of accumulated amortization of $1,618	16,797
Deferred taxes	3,092
Investment in joint venture	20,399
Goodwill	221,255
Intangible assets, net of accumulated amortization of $2,699	145,530
Other non-current assets	180

Total assets	$505,678

See accompanying notes to the consolidated financial statements.

ADHESION HOLDINGS, INC.

CONSOLIDATED BALANCE SHEET

December 31, 2008

(Amounts in thousands except share data)

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Current liabilities
Bank overdraft	$1,044
Accounts payable	7,813
Current maturities of long-term debt	3,383
Deferred taxes	313
Other accrued expenses	5,281

Total current liabilities	17,834

Revolving line of credit	500
Long-term debt, less current maturities	257,708
Accrued interest payable, long-term	777
Deferred taxes	57,312
Deferred lease liability	45
Other non-current liabilities	11,976

Total non-current liabilities	328,318

Total liabilities	346,152

Shareholders’ equity
Preferred stock, $.0001 par value, 165,600 shares authorized, 165,600 issued and outstanding	1
Common stock, $.0001 par value; 1,000,000 shares authorized, 1,000,000 issued and outstanding	1
Additional paid in capital	184,000
Accumulated other comprehensive loss	(1,199)
Accumulated deficit	(23,277)

Total shareholders’ equity	159,526

Total liabilities and shareholders’ equity	$505,678

See accompanying notes to the consolidated financial statements.

ADHESION HOLDINGS, INC.

CONSOLIDATED STATEMENT OF NET LOSS

For the period August 8, 2008 through December 31, 2008

(Amounts in thousands except share data)

Net sales	$83,326

Cost of sales	69,782

Gross profit	13,544

Selling, general and administrative expenses	19,970

Loss before other income (expense)	(6,426)

Other income (expense)
Other income	73
Equity in undistributed earnings of joint venture	499
Interest income	108
Interest expense	(12,341)

Total other expense	(11,661)

Loss before benefit from income taxes	(18,087)

Benefit from income taxes	(5,153)

Net loss	$(12,934)

See accompanying notes to the consolidated financial statements.

ADHESION HOLDINGS, INC.

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

For the period August 8, 2008 through December 31, 2008

(Amounts in thousands except share data)

	Preferred Stock		Common Stock		Additional Paid - In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance at August 8, 2008	—	$—	—	$—	$—	$—	$—	$—

Preferred stock issued	165,600	1	—	—	—	—	—	1
Common stock issued	—	—	1,000,000	1	184,000	—	—	184,001

Net loss	—	—	—	—	—	(12,934)	—	(12,934)

Other comprehensive loss:
Unrealized foreign currency translation loss	—	—	—	—	—	—	(1,199)	(1,199)

Total comprehensive loss								(14,133)

Dividends accrued	—	—	—	—	—	(10,343)	—	(10,343)

Balance at December 31, 2008	165,600	$1	1,000,000	$1	$184,000	$(23,277)	$(1,199)	$159,526

See the accompanying notes to the consolidated financial statements.

ADHESION HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period August 8, 2008 through December 31, 2008

(Amounts in thousands except share data)

Cash flows from operating activities
Net loss	$(12,934)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	7,904
Loss on sale of fixed assets	154
Internal management fees paid at closing	6,825
Equity in undistributed net earnings of joint venture	(499)
Deferred income taxes	(3,863)

Changes in operating assets and liabilities, net of the effects of the acquisition of LabelCorp Holdings, Inc.
Accounts receivable	1,700
Inventories	3,528
Prepaid expenses and other assets	(204)
Accounts payable	(4,001)
Accrued expenses	1,382

Cash used in operating activities	(8)

Cash flows from investing activities
Purchase of consolidated LabelCorp Holdings, Inc.	(451,020)
Purchases of property and equipment	(4,947)

Cash used in investing activities	$(455,967)

See the accompanying notes to the consolidated financial statements.

ADHESION HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period August 8, 2008 through December 31, 2008

(Amounts in thousands except share data)

Cash flows from financing activities
Increase in bank overdraft	$1,019
Proceeds from preferred stock issued	165,600
Proceeds from common stock issued	18,400
Proceeds from revolving line of credit	500
Capital leases acquired	7,009
Proceeds from Senior Term debt borrowings	163,912
Proceeds from Subordinated debt borrowings	95,600
Principal payments on Senior Term debt	(443)
Principal payments on capital lease obligations	(712)

Net cash provided by financing activities	450,885

Net change in cash	(5,090)

Effects of exchange rate changes on cash	5,483

Cash, beginning of period	207

Cash, end of period	$600

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2008

(Amounts in thousands except share data)

NOTE 1 – COMPANY ACQUISITIONS

Adhesion Holdings, Inc. (“Company”), a holding company, was formed to acquire the stock of LabelCorp Holdings, Inc. and its subsidiaries and continue the aggressive growth strategy. Management believes that the Company’s market penetration in the wine and spirits industry, the consumer products industry and the pharmaceutical industry, position it well to capitalize on future growth opportunities. Factors that contributed to goodwill being recognized include the current operations that are in place and operating along with assembled workforce.

On August 8, 2008, the Company acquired LabelCorp Holdings, Inc. which included the operations of York Tape and Label, Inc. (“York”), Industrial Label Corporation (“ILC”), Asheville Acquisition Company (“Asheville”), LSK Label, Inc. (“LSK”), Package Service Acquisition Company (“PSC”), Cameo Sonoma Ltd. (“Sonoma”), Cameo Crafts (“Cameo”) and LabelCorp Management, Inc. (“LCM”) (the “Acquisition”). Financing for the Acquisition was provided through cash payments funded by the stockholders of the Company and through various notes with lending institutions.

The assets acquired and liabilities assumed were recorded at estimated fair values as determined by the Company’s management based on information currently available and on current assumptions as to future operations. The Company has obtained independent appraisals of the fair values of the acquired property, plant and equipment. Goodwill was recorded based on the excess of the price paid over the fair market value of the net assets acquired. The Company also obtained an independent valuation for the intangible assets related to customer relationships, non-compete agreements and trademarks. Internal acquisition costs of $6,825 was expensed following the Acquisition. The results of the acquired companies have been included since the acquisition date. The Company has $83,398 of tax amortizable goodwill amounts generated by the acquisition.

Included in this acquisition was a 50% ownership of Cameo Marinetti, S.A. (“Marinetti”), a Chilean joint venture. The Company allocated $19,900 of the total purchase price to the Marinetti investment. The purchase price allocation remains subject to adjustments, due to impending finalizations of fair value assignments being made therein.

(Continued)

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2008

(Amounts in thousands except share data)

NOTE 1 – COMPANY ACQUISITIONS, Continued

The Company’s net investment in this joint venture is denominated in U.S. dollars and is recorded at historical cost plus its share of undistributed earnings from the date of acquisition through December 31, 2008. Marinetti reports the results of its operations denominated in Chilean pesos (CLP) which are converted to U.S. dollars using average exchange rates prevailing during the period. The resulting foreign currency translation gains and losses are recorded through income or expense.

The Company also reports its share of the undistributed earnings of Marinetti as a separate component in the financial statements. The earnings for the period ended December 31, 2008 reported in the financial statements were $499.

The acquisition of LabelCorp Holdings, Inc. was accounted for using the purchase method of accounting and consisted of the following:

LabelCorp
Accounts receivable	$27,617
Property, plant and equipment	54,719
Inventory	18,168
Prepaids and other current assets	4,114
Goodwill	229,404
Investment in joint venture	19,900
Loan fees	18,840
Other non-current assets	218
Other intangibles	155,120

528,100
Less liabilities assumed
Net deferred tax liability	(59,561)
Other	(17,519)

Purchase price	$451,020

(Continued)

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2008

(Amounts in thousands except share data)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations: The Company manufactures prime, pressure sensitive labels for the food, beverage, consumer products, wine and spirits and pharmaceutical industries located in North and South America.

Principles of Consolidation: The consolidated financial statements of Adhesion Holdings, Inc. and subsidiaries include LabelCorp Holdings, Inc. the 100% owner of York, ILC, LSK, Asheville, PSC, Sonoma and LCM.

Also included is LabelCorp’s 100% ownership of LabelCorp International, which owns a 50% interest in Marinetti, a Chilean joint venture. The consolidated financial statements of York include its 100% owned subsidiary BJK, Inc. The consolidated financial statements of LSK include its 100% owned subsidiary, York Label Canada (YLC), and its subsidiaries, Cameo Crafts (Cameo), Corpco and 120635 Canada, Inc.

The Company records its investment in subsidiary balances at fair value on the date of the acquisition. The results of operations are included in the Company’s consolidated income statement from the date of acquisition.

All significant intercompany account balances and transactions are eliminated in consolidation.

Revenue Recognition: Revenue is recognized upon shipment of product, except in the case of supplier-managed inventory (SMI). Revenue for SMI is recognized at the time the client releases product from inventory.

Accounts Receivable: Accounts receivable (“receivables”) recorded in the financial statements represent bona fide claims against debtors for sales or other charges arising on or before the balance sheet date and are not subject to discount. Service charges are assessed on accounts not collected within their stated terms. Receivables classified as current do not include any material amounts that are collectible after one year. Based principally on historical losses, aging from invoice dates, and prevailing economic conditions, the Company reduces recorded receivables to their estimated net realizable value by a valuation allowance and charge to current earnings. When specific accounts are deemed uncollectible, in whole or in part, such amounts are removed from the accounts. As of December 31, 2008, substantially all of the Company’s recorded receivables are pledged as collateral for the Company’s revolving credit agreement.

Inventories: Inventories are stated at the lower of cost, first-in, first-out (FIFO) method or market.

(Continued)

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2008

(Amounts in thousands except share data)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Property, Plant and Equipment: Property, plant and equipment is recorded at acquisition cost and depreciated utilizing the straight-line method over the estimated useful lives of the assets

Property, plant and equipment were recorded at fair market value of $54,719 for the Acquisition. The costs and related accumulated depreciation are removed from the accounts for assets retired from service and a gain or loss on disposition is recorded in income when realized.

Estimates: The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include fair value of net assets acquired and realizability of temporary differences on deferred taxes. It is reasonably possible these estimates may change and effect may be material.

Concentrations of Risk: Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and accounts receivable. The Company places its cash in high quality financial institutions. The Federal Deposit Insurance Corporation (FDIC) and The Canada Deposit Insurance Corporation (CDIC) insure financial institutions’ depositors up to $250 and C$100, respectively. At various times during the period, the Company maintains deposits in excess of this limit. The Company does not believe it is significantly vulnerable to certain business concentrations with respect to suppliers, products, markets, or geographic areas with risk of a near-term severe impact.

Income Taxes: Deferred income taxes are provided for the temporary differences between the financial reporting basis and the income tax reporting basis of the Company’s assets and liabilities. Deferred income taxes result primarily from differing asset basis resulting from purchase accounting step up for book, the use of differing depreciation methods for financial and tax reporting purposes, net operating loss carryforwards, and from certain expense accruals which are not deductible for tax purposes until paid.

Deferred Financing Costs: Such costs associated with the term debt are being amortized using the effective interest method. Such costs associated with the revolving debt are being amortized using the straight-line method.

Goodwill: Goodwill is assessed at least annually for impairment with any such impairment recognized in the current results of operations. In addition, goodwill decreased by $1,323 for the period August 8, 2008 through December 31, 2008 due to translation adjustment for the portion of goodwill allocated to Cameo.

(Continued)

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2008

(Amounts in thousands except share data)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Other Intangible Assets: Other intangible assets include customer relationships, non-compete agreements, trademarks and patents. The intangible assets are being amortized using the straight-line method over their estimated benefit period. The estimated benefit periods range from 36 months to 16 years.

Comprehensive Income: The Company reports comprehensive income in accordance with SFAS No. 130, Reporting Comprehensive Income, which establishes standards for reporting and displaying comprehensive income and its components in financial statements.

Fair Value of Financial Instruments: Cash, accounts receivable and accounts payable are reflected in the financial statements at historical value, which approximates fair value, because of the short-term duration of these instruments. The carrying values of the revolving line of credit and the long-term debt approximate fair values, as the notes bear interest at rates which are available to the Company, for notes with similar terms and maturities.

SFAS No. 157 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. SFAS No 157 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

•	Level 1: Quoted prices (unadjusted) or identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

•

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

•	Level 3: Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The Company used the following methods and significant assumptions to estimate the fair value of items which are measured on a recurring basis:

Assets Purchased in Business Combinations: Assets purchased consist primarily of long lived assets, such as intangibles and initial property, plant, and equipment. The fair values are $528,100 and $77,080 of the assets and liabilities, respectively, as of December 31, 2008. As such, significant fair value inputs can generally be verified and do not typically involve significant management judgments (Level 2 inputs).

(Continued)

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2008

(Amounts in thousands except share data)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

New Accounting Pronouncements: FSP FIN 48-3 - FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48), issued July 2006, was effective as of January 1, 2007. The Company has elected to defer adoption of FIN 48, in accordance with the provisions of FASB Staff Position No. FIN 48-3, which permits certain nonpublic enterprises to delay adoption until fiscal years beginning after December 15, 2008. Upon adoption of FIN 48, the Company will recognize a tax benefit only if it is more likely than not the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized will be the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the more-likely-than-not test, no tax benefit will be recorded. Currently, the Company accounts for contingencies associated with certain tax positions in accordance with SFAS No. 5, Accounting for Contingencies, which provides the recording of a contingency based on the probability of certain events to transpire that range from probable to remote as opposed to applying a more likely than not recognition threshold.

SFAS No. 157 - In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value and establishes a framework for measuring fair value as used in GAAP. SFAS No. 157 does not require any new fair value measurements but rather clarifies how fair value should be interpreted and measured. Adoption of SFAS No. 157 did not result in any material adjustments to the financial statements for 2008.

Foreign Currency Translation: The U.S. dollar is considered the reporting currency while the Canadian dollar is the functional currency of the Company’s Canadian subsidiaries. All Canadian currency asset and liability amounts are re-measured into U.S. dollars at end-of-period exchange rates, except for the income statement which is re-measured at average exchange rates prevailing during the period. The translation gains or losses are included in other comprehensive income or loss on the financial statements.

The Company’s net investment in its Chilean joint venture is translated into U.S. dollars at exchange rates in effect at the end of the period. Income from the Chilean joint venture is translated at average exchange rates prevailing during the period. The resulting translation gains and losses are recorded through accumulated other comprehensive income on the financial statements

(Continued)

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2008

(Amounts in thousands except share data)

NOTE 3 – CASH FLOWS

Supplemental disclosures of cash flow information for the period from August 8, 2008 through December 31, 2008 are as follows:

Additional cash flow information:
Cash paid for interest	$9,931

Non-cash transaction recorded in the current year:

Accrued dividend on preferred stock	$10,343

NOTE 4 – INVENTORIES

Inventories consisted of the following at December 31, 2008:

Raw materials	$5,727
Work in process	2,648
Finished goods	6,533
Equipment	234

15,142
Less: reserve for obsolescence	1,058

$14,084

(Continued)

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2008

(Amounts in thousands except share data)

NOTE 5 – LONG-TERM DEBT

The Company maintains a credit agreement (“Credit Agreement”) with a commercial bank, which provides for revolving lines of credit of $23,000 and C$2,000 as of December 31, 2008. Interest is charged on individual borrowings at the bank’s base rate plus the bank’s applicable margin. The effective rate on the revolving line of credit borrowings was 8.0% at December 31, 2008. In addition, a 0.5% commitment fee is payable quarterly on the unused revolver balance as of December 31, 2008. Outstanding borrowings under the Credit Agreement aggregated $500 at December 31, 2008. These amounts are classified as long-term borrowings, as the Credit Agreement expires August 8, 2013, at which time the Company intends to refinance the Credit Agreement.

Other long-term debt at December 31, 2008 consisted of the following:

Senior term notes, principal and interest paid quarterly $345 and C$68 per quarter at December 31, 2008 with interest at the LIBOR or Bank’s Base Rate plus applicable margin (ranging from 8.0% to 8.1% at December 31, 2008) through August 8, 2014 with all unpaid principal and interest due at that time.	$159,690

Subordinated term notes, interest paid quarterly, with interest at the LIBOR or Bank’s Base Rate plus applicable margin (ranging from 13.5% to 14.5% at December 31, 2008, through March 31, 2013 with all unpaid principal and interest due at that time.	95,600

Various capital lease obligations, with principal and interest (ranging from 6.24% to 11.8% at December 31, 2008) payable in various monthly installments through November 2012.
5,801

261,091
Less current maturities	3,383

$257,708

(Continued)

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2008

(Amounts in thousands except share data)

NOTE 5 – LONG-TERM DEBT, Continued

At December 31, 2008, aggregate maturities of other long-term debt during the ensuing five years are as follows:

2009	$3,383
2010	3,343
2011	2,996
2012	2,678
2013	40,425
Thereafter	208,266

$261,091

The Credit Agreement is collateralized by substantially all assets and common stock of the Company. In accordance with the terms of the Credit Agreement, the Company must, among other things, maintain specified levels of minimum Adjusted EBITDA and specified debt service coverage and total debt to EBITDA ratios. The Company was in compliance with all covenants as of December 31, 2008. The Company had one standby letter of credit outstanding at December 31, 2008 for $102.

NOTE 6 – PREFERRED STOCK

The Company issued 165,600 shares of 15.5% cumulative, non-voting preferred stock on August 8, 2008 as part of the acquisition of LabelCorp Holdings, Inc. The amount of accrued dividends on the preferred shares as of December 31, 2008 was $10,343.

Redemption date will be determined by various factors including the closing of a public offering or change in control, or upon 30 days written notice from the Company to its preferred stockholders.

Subsequent to period-end, the Company converted all preferred stock to common stock and cancelled the accrued dividend payout of $10,343.

(Continued)

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2008

(Amounts in thousands except share data)

NOTE 7 – LEASES

The Company leases its manufacturing plants and office facilities under non-cancelable operating leases. Rents associated with these operating leases approximated $1,571 for 2008. The Company was obligated under various capital leases for manufacturing equipment with cost approximating $9,299 and accumulated amortization $449 as of December 31, 2008. See Note 12 for rent amounts paid to related parties.

Minimum annual lease payments under these leases are as follows at December 31, 2008:

	Operating	Capital
2009	$4,170	$2,105
2010	3,984	2,086
2011	4,073	1,472
2012	3,415	880
2013	1,615	—
Thereafter	1,072	—

	18,329	6,543
Less amounts representing interest	—	742

	$18,329	$5,801

NOTE 8 – EMPLOYEE BENEFIT PLANS

The Company has two 401(k) plans that cover substantially all employees. The Company makes matching contributions to the plan at 50% of employee contributions up to 5% and 6% of each employee’s salary under the York and ILC plans, respectively. In addition, discretionary contributions can be made as approved by the Board of Directors. During 2008, there were no discretionary contributions to the plan. The Company incurred expenses related to these plans of $184 for the period August 8, 2008 through December 31, 2008.

NOTE 9 – LITIGATION

The Company is subject to various legal proceedings and claims. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position, results of operations or liquidity of the Company.

(Continued)

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2008

(Amounts in thousands except share data)

NOTE 10 – INCOME TAXES

The benefit from income taxes consists of the following for the period August 8, 2008 through December 31, 2008.

Federal
Current	$(1,216)
Deferred	(2,782)

(3,998)
State
Current	(124)
Deferred	(282)

(406)
Foreign
Current	—
Deferred	(2,168)
Less: translation adjustment of deferred taxes	1,419

(749)

Total benefit from income taxes	$(5,153)

A reconciliation of the statutory income tax rate to the Company’s effective income tax rate is as follows:

2008
Tax computed at statutory rate	$(5,293)
State income tax, net of federal benefit	(408)
Provincial income tax	(504)
Tax expense related to nondeductible expenses	5
Translation loss of foreign entities	1,047

$(5,153)

The balance sheet includes the following:

2008
Net current deferred tax assets	$301

Net noncurrent deferred tax liabilities	$54,220

(Continued)

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2008

(Amounts in thousands except share data)

NOTE 10 – INCOME TAXES, Continued

The Company has consolidated net operating loss carry forwards of $14,433 related to the operations of the Company. $11,666 of operating loss carry forward is related to U.S. operations. $2,767 is related to Canada operations and will begin to expire in 2028. Management believes it is more likely than not that deferred tax assets booked will be realized through future income.

NOTE 11 – SIGNIFICANT CUSTOMERS

For the period August 8, 2008 through December 31, 2008, two customers accounted for approximately 30% of the Company’s net sales. Accounts receivable from these customers approximated 20% at December 31, 2008.

NOTE 12 – RELATED PARTY TRANSACTIONS

The Company leases its plant facility in Omaha from a company owned by a shareholder. The lease requires monthly payments $16 through September 30, 2012. Rent expense paid to the related company aggregated $72 for the period August 8, 2008 through December 31, 2008.

Minimum annual lease payments under this lease is as follows at December 31, 2008:

2009	$220
2010	231
2011	242
2012	188
2013	—

$881

The Company entered into a management services agreement with a shareholder during 2008. At December 31, 2008, the Company had accrued management fees of $0. The Company incurred $375 of expense under this agreement for the period August 8, 2008 through December 31, 2008.

NOTE 13 – INTEREST RATE SWAPS

During the 2008, the Company entered into one interest rate cap agreement. Management of the Company believes the agreement is ineffective and therefore any fluctuation in value would be recorded as an adjustment to income. At December 31, 2008, management believes the fair value of the agreement is immaterial to the financial statements and no entries have been recorded.

(Continued)

ADHESION HOLDINGS, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2008

(Amounts in thousands except share data)

NOTE 14 – INTANGIBLES

The components of intangibles as of December 31, 2008 are as follows:

	December 31, 2008
	Gross carrying amount	Accumulated amortization
Amortized intangibles
Customer relationships	$85,726	$2,631
Covenants not to compete	478	63
Technology	120	5

	$86,324	$2,699

Unamortized intangibles
Goodwill	$221,255	$—
Trademarks	61,905	—

	$283,160	$—

Amortized intangibles are being amortized using the straight-line method over 7 - 13 years for patents, 3 years for covenants not-to-compete and 13 - 16 years for customer relationships. The weighted-average amortization period for all amortized intangibles acquired during the period is 13.5 years, with amortization expense aggregating $2,699 for the period August 8, 2008 through December 31, 2008.

Estimated aggregate annual amortization expense for each of the next five years is as follows:

2009	$6,476
2010	6,476
2011	6,413
2012	6,317
2013	6,317
Thereafter	51,626

$83,625

LABELCORP HOLDINGS, INC. (PREDECESSOR COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS

As of August 7, 2008

REPORT OF INDEPENDENT AUDITORS

Audit Committee and Management

LabelCorp Holdings, Inc. (Predecessor Company)

Omaha, Nebraska

We have audited the accompanying consolidated balance sheet of LabelCorp Holdings, Inc. (Predecessor Company) as of August 7, 2008 and the related consolidated statements of net income, shareholders’ equity and cash flows for the period January 1, 2008 through August 7, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of LabelCorp Holdings, Inc. (Predecessor Company) as of August 7, 2008, and the results of its operations and its cash flows for the period January 1, 2008 through August 7, 2008 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 15, LabelCorp Holdings, Inc. (Predecessor Company) was acquired on August 8, 2008.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Fort Wayne, Indiana

October 5, 2009

LABELCORP HOLDINGS, INC. (PREDECESSOR COMPANY)

CONSOLIDATED BALANCE SHEET

August 7, 2008

(Amounts in thousands except share data)

ASSETS
Current assets
Cash	$1,101
Accounts receivable, less allowance for doubtful accounts of $171	27,605
Inventories	16,139
Prepaid expenses	1,433
Deferred taxes	184
Other receivables	1,660

Total current assets	48,122

Property, plant and equipment
Factory and leasehold	5,116
Machinery and equipment	59,867
Furniture and office equipment	1,681

66,664
Less accumulated depreciation and amortization	15,920

50,744

Deferred financing costs, net of accumulated amortization of $761	7,537
Investment in joint venture	14,629
Goodwill	100,930
Intangible assets, net of accumulated amortization of $10,116	103,340
Other non-current assets	218

Total assets	$325,520

See accompanying notes to the consolidated financial statements.

LABELCORP HOLDINGS, INC. (PREDECESSOR COMPANY)

CONSOLIDATED BALANCE SHEET

August 7, 2008

(Amounts in thousands except share data)

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Bank overdraft	$894
Accounts payable	12,078
Current maturities of long-term debt	6,006
Other accrued expenses	3,722

Total current liabilities	22,700

Revolving line of credit	7,560
Long-term debt, less current maturities	250,705
Seller note	2,400
Deferred taxes	23,058
Deferred lease liability	210
Other non-current liabilities	2,481

Total non-current liabilities	286,414

Total liabilities	309,114

Shareholders’ equity
Series A preferred stock, $.0001 par value, 45,000 shares authorized, 22,906 shares issued and outstanding	1
Common stock, $.0001 par value; 1,055,000 shares authorized, 1,011,584 shares issued and outstanding	1
Additional paid in capital	24,976
Notes receivable from shareholders	(504)
Accumulated other comprehensive loss	(569)
Accumulated deficit	(7,499)

Total shareholders’ equity	16,406

Total liabilities and shareholders’ equity	$325,520

See accompanying notes to the consolidated financial statements.

LABELCORP HOLDINGS, INC. (PREDECESSOR COMPANY)

CONSOLIDATED STATEMENT OF NET INCOME

For the period January 1, 2008 through August 7, 2008

(Amounts in thousands except share data)

Net sales	$136,896

Cost of sales	101,093

Gross profit	35,803

Selling, general and administrative expenses	22,601

Income before other income (expense)	13,202

Other income (expense)
Other income	15
Equity in undistributed earnings of joint venture	838
Interest income	9
Interest expense	(14,889)

Total other Income (expense)	(14,027)

Loss before benefit from income taxes	(825)

Benefit from income taxes	(3,310)

Net income	$2,485

See accompanying notes to the consolidated financial statements.

LABELCORP HOLDINGS INC. (PREDECESSOR COMPANY)

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

For the period January 1, 2008 through August 7, 2008

(Amounts in thousands except share data)

	Preferred Stock		Common Stock		Additional Paid - In Capital	Note Receivable from Shareholder	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance at January 1, 2008	22,787	1	1,005,930	1	24,601	(558)	(8,522)	—	15,523

Preferred stock issued	119	—	—	—	119	—	—	—	119
Common stock issued	—	—	5,654	—	256	—	—	—	256
Note receivable from shareholder	—	—	—	—	—	54	—	—	54

Net income	—	—	—	—	—	—	2,485	—	2,485

Other comprehensive income:
Unrealized foreign currency translation loss								(569)	(569)

Total comprehensive loss									1,916

Dividends accrued	—	—	—	—	—	—	(1,462)	—	(1,462)

Balance at August 7, 2008	22,906	$1	1,011,584	$1	$24,976	$(504)	$(7,499)	$(569)	$16,406

See the accompanying notes to the consolidated financial statements.

LABELCORP HOLDINGS, INC. (PREDECESSOR COMPANY)

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period January 1, 2008 through August 7, 2008

(Amounts in thousands except share data)

Cash flows from operating activities
Net income	$2,485
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	10,163
Loss on sale of fixed assets	2
Equity in undistributed net earnings of joint venture	(838)
Provision for uncollectible accounts	(1)
Deferred income taxes	(3,402)
Changes in operating assets and liabilities
Accounts receivable	(3,926)
Inventories	(170)
Prepaid expenses and other assets	482
Prepaid income taxes	1,204
Accounts payable	4,026
Accrued expenses	(2,469)

Cash provided by operating activities	7,556

Cash flows from investing activities
Purchases of property and equipment	(2,295)
Investment in Chilean JV	(1,875)

Cash used in investing activities	(4,170)

Cash flows from financing activities
Increase in bank overdraft	(92)
Proceeds from preferred stock issued	119
Proceeds from common stock issued	256
Proceeds from revolving line of credit	43,515
Payments on revolving line of credit	(42,599)
Principal payments on first lien debt	(4,140)
Payments received on shareholder note	54
Principal payments on capital lease obligations	(1,307)

Cash used in financing activities	(4,194)

Net change in cash	(808)

Effects of exchange rate changes on cash	(456)

Cash, beginning of period	2,365

Cash, end of period	$1,101

See the accompanying notes to the consolidated financial statements.

LABELCORP HOLDINGS, INC. (PREDECESSOR COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 7, 2008

(Amounts in thousands except share data)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations: LabelCorp Holdings, Inc. (the “Company”) manufactures prime, pressure sensitive labels for the food, beverage, consumer products, wine and spirits and pharmaceutical industries located in North and South America.

Principles of Consolidation: The consolidated financial statements of LabelCorp Holdings Inc. and Subsidiaries include LabelCorp Holdings, Inc. the 100% owner of York Tape and Label, Inc. (York), Industrial Label Corporation (ILC), LSK Label Inc. (LSK), Asheville Acquisition Corporation (Asheville), Package Service Acquisition Company (PSC), Cameo Sonoma Ltd. (Sonoma) and LabelCorp Management, Inc.

Also included is LabelCorp’s 100% ownership of LabelCorp International, which owns a 50% interest in Marinetti S.A. (Marinetti), a Chilean joint venture. The consolidated financial statements of York include its 100% owned subsidiary BJK, Inc. The consolidated financial statements of LSK include its 100% owned subsidiaries, York Label Canada (YLC), and its subsidiaries, Cameo Crafts (Cameo), Corpco and 120635 Canada, Inc.

The Company records its investment in subsidiary balances at fair value on the date of the acquisition. The results of operations are included in the Company’s consolidated income statement from the date of acquisition.

All significant intercompany account balances and transactions are eliminated in consolidation.

Revenue Recognition: Revenue is recognized upon shipment of product, except in the case of supplier-managed inventory (SMI). Revenue for SMI is recognized at the time the client releases product from inventory.

Accounts Receivable: Accounts receivable (“receivables”) recorded in the financial statements represent bona fide claims against debtors for sales or other charges arising on or before the balance sheet date and are not subject to discount. Service charges are assessed on accounts not collected within their stated terms. Receivables classified as current do not include any material amounts that are collectible after one year. Based principally on historical losses, aging from invoice dates, and prevailing economic conditions, the Company reduces recorded receivables to their estimated net realizable value by a valuation allowance and charge to current earnings. When specific accounts are deemed uncollectible, in whole or in part, such amounts are removed from the accounts. As of August 7, 2008, substantially all of the Company’s recorded receivables are pledged as collateral for the Company’s revolving credit agreement.

Inventories: Inventories are stated at the lower of cost, first-in, first-out (FIFO) method or market.

(Continued)

LABELCORP HOLDINGS, INC. (PREDECESSOR COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 7, 2008

(Amounts in thousands except share data)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Property, Plant and Equipment: Property, plant and equipment is recorded at acquisition cost and depreciated utilizing the straight-line method over the estimated useful lives of the assets

Property, plant and equipment were recorded at fair market value of $31,587,288 for the Acquisition and at cost for subsequent purchases. The costs and related accumulated depreciation are removed from the accounts for assets retired from service and a gain or loss on disposition is recorded in income when realized.

Estimates: The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include fair value of net assets acquired and realizability of temporary differences on deferred taxes. It is reasonably possible these estimates may change and effect may be material.

Concentrations of Risk: Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and accounts receivable. The Company places its cash in high quality financial institutions. The Federal Deposit Insurance Corporation (FDIC) and The Canada Deposit Insurance Corporation (CDIC) insure financial institutions’ depositors up to $250 and C$100, respectively. At various times during the period, the Company maintains deposits in excess of this limit. The Company does not believe it is significantly vulnerable to certain business concentrations with respect to suppliers, products, markets, or geographic areas with risk of a near-term severe impact.

Income Taxes: Deferred income taxes are provided for the temporary differences between the financial reporting basis and the income tax reporting basis of the Company’s assets and liabilities. Deferred income taxes result primarily from differing asset basis resulting from purchase accounting step up for book, the use of differing depreciation methods for financial and tax reporting purposes, net operating loss carryforwards, and from certain expense accruals which are not deductible for tax purposes until paid.

Deferred Financing Costs: Such costs associated with the term debt are being amortized using the effective interest method. Such costs associated with the revolving debt are being amortized using the straight-line method.

Goodwill: Goodwill is assessed at least annually for impairment with any such impairment recognized in the current results of operations. In addition, goodwill decreased by $542 for the period January 1, 2008 through August 7, 2008 due to translation adjustment for the portion of goodwill allocated to Cameo.

(Continued)

LABELCORP HOLDINGS, INC. (PREDECESSOR COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 7, 2008

(Amounts in thousands except share data)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Reclassifications: Certain prior year amounts have been reclassified to conform to current year presentation. There is no effect on income as a result of these reclassifications.

Other Intangible Assets: Other intangible assets include customer relationships, non-compete agreements, trademarks and patents. The intangible assets are being amortized using the straight-line method over their estimated benefit period. The estimated benefit periods range from 18 months to 22 years.

Comprehensive Income: The Company reports comprehensive income in accordance with SFAS No. 130, Reporting Comprehensive Income, which establishes standards for reporting and displaying comprehensive income and its components in financial statements.

Fair Value of Financial Instruments: Cash, accounts receivable and accounts payable are reflected in the financial statements at historical value, which approximates fair value, because of the short-term duration of these instruments. The carrying values of the revolving line of credit and the long-term debt approximate fair values, as the notes bear interest at rates, which are available to the Company, for notes with similar terms and maturities.

New Accounting Pronouncements: FSP FIN 48-3 - FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48), issued July 2006, was effective as of January 1, 2007. The Company has elected to defer adoption of FIN 48, in accordance with the provisions of FASB Staff Position No. FIN 48-3, which permits certain nonpublic enterprises to delay adoption until fiscal years beginning after December 15, 2008. Upon adoption of FIN 48, the Company will recognize a tax benefit only if it is more likely than not the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized will be the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the more-likely-than-not test, no tax benefit will be recorded. Currently, the Company accounts for contingencies associated with certain tax positions in accordance with SFAS No. 5, Accounting for Contingencies, which provides the recording of a contingency based on the probability of certain events to transpire that range from probable to remote as opposed to applying a more likely than not recognition threshold.

Foreign Currency Translation: The U.S. dollar is considered the reporting currency while the Canadian dollar is the functional currency of the Company’s Canadian subsidiaries. All Canadian currency asset and liability amounts are re-measured into U.S. dollars at end-of-period exchange rates, except for the income statement which is re-measured at average exchange rates prevailing during the period. The translation gains or losses are accumulated as a component at other comprehensive loss.

(Continued)

LABELCORP HOLDINGS, INC. (PREDECESSOR COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 7, 2008

(Amounts in thousands except share data)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Foreign Currency Translation, continued: The Company’s net investment in its Chilean joint venture is translated into U.S. dollars at exchange rates in effect at the end of the period. Income from the Chilean joint venture is translated at average exchange rates prevailing during the period. The resulting translation gains and losses are recorded through accumulated other comprehensive income on the financial statements.

NOTE 2 – COMPANY ACQUISITIONS

The Company is a holding company and has continued to employ an aggressive strategy of acquisitions in order to expand market penetration with an assembled workforce in place. Management believes that these acquisitions listed strengthen the Company’s market penetration in the wine and spirits industry and the consumer products industry as well as giving the Company a strong foothold in the pharmaceutical industry. Factors that contributed to goodwill being recognized include the current operations that are in place and operating along with assembled workforces.

On March 7, 2008, the Company’s subsidiary LabelCorp International LLC, acquired a 50% ownership interest in Etiprak Productora de Etiquetas, S.A. This acquisition has been recorded at cost as a component of investment in joint venture. At the same time, the Company, through LabelCorp International’s Cameo Marinetti, S.A. joint venture, acquired the assets of Etiprak Industriales S.A., Arcagraph Servicios Graficos Ltda and Etiprak Productora de Etiquetas Ltda.

The Company reports its share of the undistributed earnings of Cameo Marinetti S.A. and Etiprak Productora de Etiquetas, S.A. as a separate component in the financial statements. The earnings for the period January 1, 2008 through August 7, 2008 reported in the financial statements were $837.

NOTE 3 – CASH FLOWS

Supplemental disclosures of cash flow information for the period from January 1, 2008 through August 7, 2008 are as follows:

Additional cash flow information:
Cash paid for interest	$14,151

Cash refunded for income taxes	(272)

Non-cash transaction recorded in the current year:

Accrued dividend on preferred stock	$1,462

(Continued)

LABELCORP HOLDINGS, INC. (PREDECESSOR COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 7, 2008

(Amounts in thousands except share data)

NOTE 4 – INVENTORIES

Inventories consisted of the following at August 7, 2008:

Raw materials	$7,135
Work in process	3,104
Finished goods	6,411
Equipment	272

16,922
Less: reserve for obsolescence	783

$16,139

NOTE 5 – LONG-TERM DEBT

The Company maintains a credit agreement (“Credit Agreement”) with a commercial bank, which provides for a $20,000 revolving line of credit as of August 7, 2008. Interest is charged on individual borrowings at the bank’s base rate plus the banks applicable margin. The effective rate on the revolving line of credit borrowings was 7.50% at August 7, 2008. In addition, a .5% commitment fee is payable quarterly on the unused revolver balance as of August 7, 2008. Outstanding borrowings under the Credit Agreement aggregated $7,560 at August 7, 2008. These amounts are classified as long-term borrowings, as the Credit Agreement expires March 31, 2013.

(Continued)

LABELCORP HOLDINGS, INC. (PREDECESSOR COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 7, 2008

(Amounts in thousands except share data)

NOTE 5 – LONG-TERM DEBT, Continued

Other long-term debt at August 7, 2008 consisted of the following:

First Lien notes, payable in quarterly installments ($333 per quarter at August 7, 2008 with interest at the LIBOR or Bank’s Base Rate plus applicable margin (8.5375% at August 7, 2008) through March 31, 2013 with all unpaid principal and interest due at that time.	$152,538

Second Lien notes, interest paid quarterly, with interest at the LIBOR or Bank’s Base Rate plus applicable margin (12.0925% at August 7, 2008) through March 31, 2013 with all unpaid principal and interest due at that time.	97,164

Various capital lease obligations, with principal and interest (ranging from 6.24% to 11.8% at August 7, 2008 payable in monthly installments through November 2012	7,009

256,711
Less current maturities	6,006

$250,705

At August 7, 2008, aggregate maturities of other long-term debt during the ensuing five years are as follows:

2009	$6,006
2010	2,647
2011	2,321
2012	2,307
2013	146,265
Thereafter	97,165

$256,711

(Continued)

LABELCORP HOLDINGS, INC. (PREDECESSOR COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 7, 2008

(Amounts in thousands except share data)

NOTE 5 – LONG-TERM DEBT, Continued

The Credit Agreement is collateralized by substantially all assets and common stock of the Company. In accordance with the terms of the Credit Agreement, the Company must, among other things, maintain specified levels of minimum Adjusted EBITDA and specified debt service coverage and total debt to EBITDA ratios. The Company was in compliance with all covenants as of August 7, 2008.

NOTE 6 – PREFERRED STOCK

The Company issued 119 shares of Series A 10% cumulative, non-voting preferred stock in January 2008 to two members of management. The amount of accrued dividends on the preferred shares as of August 7, 2008 was $2,482.

Redemption date will be determined by various factors including the closing of a public offering or change in control, or upon 30 days written notice from the Company to its preferred stockholders.

NOTE 7 – LEASES

The Company leases its manufacturing plants and office facilities under non-cancelable operating leases. Rents associated with these operating leases approximated $2,466 for the period January 1, 2008 through August 7, 2008.

The Company was obligated under various capital leases for manufacturing equipment with cost approximating $8,623 at August 7, 2008 and accumulated amortization $1,250 as of August 7, 2008. See Note 12 for rent amounts paid to related parties.

(Continued)

LABELCORP HOLDINGS, INC. (PREDECESSOR COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 7, 2008

(Amounts in thousands except share data)

NOTE 7 – LEASES, Continued

Minimum annual lease payments under these leases are as follows at August 7, 2008:

	Operating	Capital
2009	$4,034	$2,319
2010	3,817	2,320
2011	3,931	1,934
2012	3,557	1,491
2013	2,408	113
Thereafter	1,332	—

	19,079	8,177
Less amounts representing interest	—	1,168

	$19,079	$7,009

NOTE 8 – INTEREST RATE SWAPS

During 2007, the Company entered into three interest rate cap agreements, which resulted in the fixing of the LIBOR rate capping at various rates through the term of the agreement, on various balances of the Company’s LIBOR based floating rate debt through various dates in 2010.

The Company terminated the three interest swap agreements on August 7, 2008 prior to the sale of the Company on August 8, 2008. The effects of this transaction were considered immaterial are not included in other comprehensive income. See Note 15 for further disclosure regarding the sale of the Company.

(Continued)

LABELCORP HOLDINGS, INC. (PREDECESSOR COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 7, 2008

(Amounts in thousands except share data)

NOTE 9 – EMPLOYEE BENEFIT PLANS

The Company has two 401(k) plans that cover substantially all employees. The Company makes matching contributions to the plan at 50% of employee contributions up to 5% and 6% of each employee’s salary under the York and ILC plans, respectively. In addition, discretionary contributions can be made as approved by the Board of Directors. During 2008, there were no discretionary contributions to the plan. The Company incurred expenses related to these plans of $342 for the period January 1, 2008 through August 7, 2008.

NOTE 10 – LITIGATION

The Company is subject to various legal proceedings and claims. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position, results of operations or liquidity of the Company.

NOTE 11 – INCOME TAXES

The provision for income taxes consists of the following for the period January 1, 2008 through August 7, 2008.

Federal
Current	$(105)
Deferred	(2,238)

(2,343)

State
Current	(10)
Deferred	(226)

(236)

Foreign
Current	198
Deferred	(74)
Less: translation adjustment of deferred taxes	(855)

(731)

Total benefit from income taxes	$(3,310)

(Continued)

LABELCORP HOLDINGS, INC. (PREDECESSOR COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 7, 2008

(Amounts in thousands except share data)

NOTE 11 – INCOME TAXES, Continued

A reconciliation of the statutory income tax rate to the Company’s effective income tax rate is as follows:

Tax computed at statutory rate	$(360)
State income tax, net of federal benefit	(33)
Provincial income tax	247
Tax benefit related to tax deductible expenses not taken for book	(2,047)
Translation loss of foreign entities	(1,117)

$(3,310)

The balance sheet includes the following:

Net current deferred tax assets	$184

Net noncurrent deferred tax liabilities	$23,058

The Company has consolidated net operating loss carry forwards of approximately $15,442 related to the operations of the Company. Approximately $14,534 of operating loss carry forward is related to U.S. operations. Approximately $908 is related Canada operations and will begin to expire in 2028. Management believes it is more likely than not that deferred tax assets booked will be realized through future income.

NOTE 12 – SIGNIFICANT CUSTOMERS

For the period January 1, 2008 through August 7, 2008, two customers accounted for approximately 26% of the Company’s net sales. Accounts receivable from these customers approximated 20% at August 7, 2008.

(Continued)

LABELCORP HOLDINGS, INC. (PREDECESSOR COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 7, 2008

(Amounts in thousands except share data)

NOTE 13 – RELATED PARTY TRANSACTIONS

Three shareholders are indebted to the Company under a 5% note receivable due in annual installments. The note is due upon a change in control or if the shareholder is terminated with Cause or the shareholder leaves the Company without Good Reason (as defined in the note). The indebtedness at August 7, 2008 was $503. Interest income of $4 was recognized on these notes during the period ended January 1, 2008 through August 7, 2008.

The Company leases its plant facility in Omaha from a company owned by a shareholder. The lease requires monthly payments of $16 through September 30, 2012. Rent expense paid to the related company aggregated $138 for the period January 1, 2008 through August 7, 2008.

2009	$215
2010	226
2011	237
2012	274

$952

The Company entered into a management services agreement with a shareholder during 2007. At August 7, 2008, the Company had accrued management fees of $444. The Company incurred $8,507 of expense under this agreement for the period January 1, 2008 through August 7, 2008.

(Continued)

LABELCORP HOLDINGS, INC. (PREDECESSOR COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 7, 2008

(Amounts in thousands except share data)

NOTE 14 – INTANGIBLES

The components of intangibles as of August 7, 2008 are as follows:

	August 7, 2008
	Gross carrying amount	Accumulated amortization
Amortized intangibles
Customer relationships	$80,630	$8,364
Covenants not to compete	2,502	1,741
Technology	93	11

	$83,225	$10,116

Unamortized intangibles
Goodwill	$100,930	$—
Trademarks	30,231	—

	$131,161	$—

Amortized intangibles are being amortized using the straight-line method over 9 years for technology, 1 - 5 years for covenants not-to-compete and 12 - 21 years for customer relationships. The weighted-average amortization period for all amortized intangibles acquired during the period is 15.8 years, with amortization expense aggregating $3,309 for the period January 1, 2008 through August 7, 2008.

Estimated aggregate annual amortization expense for each of the next five years is as follows:

2009	$5,361
2010	5,290
2011	5,215
2012	5,117
2013	5,062
Thereafter	47,063

$73,108

LABELCORP HOLDINGS, INC. (PREDECESSOR COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 7, 2008

(Amounts in thousands except share data)

NOTE 15 – SUBSEQUENT EVENTS

On August 8, 2008, Adhesion Holdings, Inc. acquired LabelCorp Holdings, Inc. which included the operations of York Tape and Label, Inc. (“York”), Industrial Label Corporation (“ILC”), Asheville Acquisition Company (“Asheville”), LSK Label, Inc. (“LSK”), Package Service Acquisition Company (“PSC”), Cameo Sonoma Ltd. (“Sonoma”), Cameo Crafts (“Cameo”), LabelCorp International LLC (“LCI”) and LabelCorp Management, Inc. (“LCM”). Financing for the acquisition was provided through cash payments funded by the stockholders of the Company and through various notes with lending institutions.